RAILROAD TRANSPORTATION CONTRACT
                                  CSXT-C-82011
                     SUBJECT TO 49 USC ss.10502 or ss.10709

         This Railroad Transportation Contract (Contract) is by and between GREEN POWER KENANSVILLE, LLC, (Industry) whose address is P. O. Box 809,
Kenansville, NC, 28349; and CSX TRANSPORTATION, INC., (Carrier or CSXT) whose address is 500 Water Street, Jacksonville, FL 32202.

         1. EFFECTIVE DATE AND TERM: This Contract shall take effect as of October 15, 2002 and shall have a term (Contract Term) through and including December 31, 2007.

         2. INCORPORATION OF DOCUMENTS: Except when in conflict, this Contract incorporates all tariffs, exempt circulars, price lists, statutes and regulations that would apply if this Contract did not exist, as of the date of shipment tender. The other provisions of this Contract control in case of any conflict without limitation.

         3. TRANSPORTATION PARTICULAR: Carrier agrees to provide rail Contract carriage transportation service with reasonable dispatch for Industry pursuant to the following particulars:

              Commodity:            Bituminous Coal

              STCC No.:             11 212 90

              Car Type:             Bottom Drop Hoppers
                                    (Railroad Owned or Leased)

              Origin Rate                     Rates
              Districts(1)                  Per Net Ton
              ------------                  -----------
              Kanawha                         $23.00
              Big Sandy                       $22.50
              Hazard                          $23.75
              Jellico/Middlesboro             $21.75

         (1)      CSXT Rate Districts as defined in CSXT 8200 Series.

         Destination:      Warsaw, NC (for furtherance
                           by truck to Kenansville, NC)

         Route:            CSXT Direct

         Minimum Wt.:      Minimum weight per car shall be
                           as provided in Tariff CSXT 8200 Series.

         Weights:          Origin or railroad weights applicable.

         Minimum
         Shipment:         10 Car Blocks






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                                                                    CSXT-C-82011

         4. VOLUME: Industry agrees that it will tender or receive the following shipments during each Contract Year.

         95%  of  all  shipments  of  Commodity  from  Origin  to   Destination,
         regardless of transportation mode.

         5. CERTIFICATE AND PAYMENT: Within thirty (30) days after the end of the applicable Calendar Year, Industry shall provide CSXT with a certificate showing the applicable tonnage/carloads received at Destination, the tonnage/ carloads transported by CSXT and payment of applicable liquidated damages: if any are due. CSXT auditors may inspect Industry's records during normal business hours at its own expense to verify compliance.

         6 LIQUIDATED DAMAGES: If Industry fails to comply with the Volume paragraph, Industry agrees to pay Liquidated Damages to Carrier in the amount of $5.00 per net ton times the shortfall tonnage.

         7. PAYMENT: Industry has been approved for Credit pursuant to the Application for Credit Agreement (the "Credit Agreement") between CSXT and Industry. Industry agrees to pay all rates and charges that accrue under this Contract to CSXT, regardless of whether shipments are prepaid or collect, within fifteen (15) calendar days of the date of each bill. Failure to make timely payment shall result in the imposition of finance charges pursuant to CSXT Tariff 8200 Series. Payment will be made in accordance with CSXT's ACH Electronic Fund Transfer Agreement (the "Transfer Agreement"). The provisions of the Transfer Agreement, the Credit Agreement (each as amended or succeeded from time to time) are acknowledged by Industry and are incorporated herein by reference. CSXT may at any time terminate these credit provisions and require payments in advance for future shipments. If Industry fails to pay all rates and charges as required by this paragraph, CSXT may, at CSXT's option, cancel or suspend this Contract or the Credit Agreement or both. In any payment dispute with Carrier, Industry will pay that portion of the bill not in dispute and the remaining portion will be resolved pursuant to Section 19. Industry may not set off any payment due under this Contract against any disputed payment amount with Carrier.

         8. RATE ADJUSTMENT: The Rates will be adjusted on a quarterly basis to account for changes in the Forecasted Rail Cost Adjustment Factor (FRCAF-U) (Unadjusted for Productivity), as determined by the Surface Transportation Board
(STB). The first adjustment shall be made as of April 1, 2003, and each quarter thereafter during the Contract Term. The quarterly adjustment factor beginning April 1, 2003 and each quarter thereafter, will be derived by dividing the FRCAF-U (Unadjusted for Productivity) Index for the latest available quarter by the same index for the previous quarter with both index numbers using the latest base available. The quarterly adjustment factor will be rounded to the third

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                                                                    PAGE 3
                                                                    CSXT-C-82011

decimal place. In percentage terms, this is to the nearest one-tenth of one percent. The rates, however, may not go below the level in place on the Effective Date of this CONTRACT. In the event the Quarterly Rate Adjustment calculation would result in Rates) below the Rates) on the Effective Date of this Contract, then such Rates) will not be decreased below the Contract Effective Date Rate(s). In that event, such Rates) shall not be increased until the Quarterly Rate Adjustment for any quarter is a positive number and eliminates any decrease in Rates) below the Contract Effective Date Rate(s). Should the Association of American Railroads, Surface Transportation Board
(STB), rebase/recalculate the RCAF-U index during the term of this Contract, the rebased/recalculated series will be used to calculate the quarterly adjustment for the rates in this Contract. If the RCAF-U is discontinued, the parties will negotiate in good faith to agree upon a substitute provision. If no agreement is reached within 30 days after negotiations start Carrier may cancel this Contract on thirty (30) days' notice.

         The following formula illustrates the calculations.

2nd QTR Current Year'- 1st QTR Current Year = Adjustment Factor
-------------------------------------------
                1st QTR Current Year

         This rate adjustment is in lieu of fuel surcharges in CSXT Tariff 8100(Merchandise)/8200(Coal) Series.

         9. BILL OF LADING: The nonconflicting provision of the Uniform Straight Bill of Lading (Bill of Lading) are incorporated herein by reference. Industry will add the following to each Bill of Lading:

                       "Subject to Contract CSXT-C-82011."

         10. DAMAGE CLAIMS: Any claims for loss, damage or delay to Commodity shipments shall be governed by the same provisions contained in 49 USC ss.11706 and 49 CFR ss.1005.

         11. AGENT: For purposes of this Contract, any third party performing any obligation of Industry is considered to be its agent.

         12. CAR SUPPLY: Carrier does not guarantee car supply, but will furnish cars upon request, subject to its availability and distribution considerations.

         13. CONFIDENTIALITY; The provisions of this Contract are confidential and shall not be disclosed to a third party without the consent of the other parties except: (A) as required by statute, regulation or court order, (B) to a parent, affiliate or subsidiary company on a need to know basis, (C) to an auditing firm that is agreeable to the confidentiality provisions, or (D) to a

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                                                                    CSXT-C-82011

company acquiring this Contract as a part of an acquisition. If this provision is breached, this Contract may be terminated upon notice. This Contract will inure to the successors of the parties by merger or acquisition.

         14. FORCE MAJEURE: A party may be excused from its performance if prevented or delayed by the following force majeure conditions: Act of God, authority of law, weather impediments, fire, explosion, labor disputes, embargo, war, insurrection, derailment or like causes beyond its control. The Contract shall be suspended but not extended during the force majeure period. The party claiming force majeure shall notify all other parties as soon as practical upon the beginning and ending of the force majeure period.

         15. MISCELLANEOUS:

         o Any Origin or Destination is automatically deleted without penalty or liability from this Contract on the date of abandonment by Carrier.

         o If the Origin or Destination is sold or leased to a new operator, this Contract will continue, but only if it is assumed by the new operator.

         o No transit, diversion or reconsignment privileges apply.

         o This contract may not be used in combination with any other contract, rate or service unless otherwise provided herein.

         o Any waiver of any provision in this Contract must be in writing. Failure to enforce is not a waiver.

         o Any claim for overcharges or undercharges must be filed within one year from the date of the applicable Bill of Lading. Claims of less than $35.00 per car will not be allowed.

         o Unless replaced by an amendment or new contract that is agreed to prior to the termination date of this Contract, all shipments tendered thereafter shall be billed and paid at the applicable tariff or circular rate.

         16. COAL USE: Commodity transported by Carrier pursuant to this Contract must be for consumption at Industry or Industry's affiliates.

         17. CRITICAL VENDOR: In the event Industry files for bankruptcy, voluntary or otherwise, Industry agrees to identify Carrier to the court as a critical vendor with all status and priorities afforded any other critical vendors to Industry.

         18. SUCCESSION: This Agreement and the obligations created herein shall inure to the benefit of and be binding in all


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                                                                    PAGE 5
                                                                    CSXT-C-82011

respects on the successors and assigns of each of the Parties.

         19. ENTIRE UNDERSTANDING: This Contract represents the entire understanding of the parties, may not be modified without their written consent, shall be construed (except for matters referring to federal laws or regulations) according to the laws of the State of Florida and has been executed by the duly authorized representatives of the parties.

GREEN POWER KENANSVILLE, LLC                      CSX TRANSPORTATION, INC.

BY: /s/ Stephen M. Miller                         BY: /s/ Dennis L. Damron
   -----------------------------                     ---------------------------

Title: Vice President Operations                  Title: Vice President
      --------------------------                        ------------------------

Date: 2/6/03                                      Date: 2/25/03
     ---------------------------                       -------------------------